EXHIBIT 99.6


             CONSENT OF PHILIP GUNN TO BE NAMED AS DIRECTOR NOMINEE


                                January 22, 1999



eLottery, Inc.
478 Wheelers Farms Road
Milford, Connecticut  06460

                       REGISTRATION STATEMENT ON FORM S-1
                        9,967,824 SHARES OF COMMON STOCK

Gentlemen:

         I, Philip Gunn, hereby consent to be named as a director nominee of eLottery, Inc., a Delaware corporation (the "Company"), in the Company's Amendment No. 2 to its Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the Company's registration of 9,967,824 shares of common stock, $0.01 par value, of the Company.

                                     Very truly yours,

                                     /s/ Philip Gunn
                                     -------------------------------
                                     Philip Gunn